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                                                         EXHIBIT I.2

                          SULLIVAN & WORCESTER LLP
                           ONE POST OFFICE SQUARE
                         BOSTON, MASSACHUSETTS 02109
                                (617) 338-2800
                             FAX NO. 617-338-2880

IN WASHINGTON, D.C.                                            IN NEW YORK CITY
1025 CONNECTICUT AVENUE N.W.                                   767 THIRD AVENUE
WASHINGTON, D.C. 20036                                 NEW YORK, NEW YORK 10017
(202) 775-8190                                                   (212) 486-8200
FAX NO. 202-293-2275                                       FAX NO. 212-755-2151

                                                       June 28, 1999

Swidler Berlin Shereff Friedman, LLP
919 Third Avenue
New York, New York 10022-9998

      Re:   Prudential Municipal Bond Fund
            Post-Effective Amendment to Registration Statement on Form N-1A
            ---------------------------------------------------------------

Ladies and Gentlemen:

      You have requested our opinions as to certain matters of Massachusetts law in connection with the filing by Prudential Municipal Bond Fund, a Massachusetts trust with transferable shares (the "FUND"), of Post-Effective Amendment No. 20 to the Trust's Registration Statement on Form N-1A (the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Registration No. 33-10649, and Amendment No. 24 to its Registration Statement under the Investment Company Act, Registration No. 811-4930 (collectively, the "AMENDMENT").

     We have acted as Massachusetts counsel to the Trust in connection with the preparation of the Amendment and the authorization by the Trustees of the Trust of the issuance and sale of the several series of shares of beneficial interest, $.01 par value, of the Trust (the "SHARES") which are to be registered pursuant to the Amendment. In this connection we have examined and are familiar with the Trust's Amended and Restated Declaration of Trust filed September 15, 1994 with the Secretary of The Commonwealth of Massachusetts, supplemented by an Amended and Restated Certificate of Designation filed May 2, 1995 and further amended by an Amended Certificate of Designation filed June 20, 1996 and an Amended and Restated Certificate of Designation filed October 30, 1998 (as so amended and supplemented, the "DECLARATION"), the Bylaws of the Trust, the Amendment, substantially in the form in which it is to be filed with the Securities and Exchange Commission (the "SEC"), the forms of the Prospectus (the "PROSPECTUS") and the Statement of Additional Information (the "SAI") included in the Amendment, certificates of officers of the Trust as to actions of the Trustees, certificates of officers of the Trust and of public officials as to other matters of fact, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently verified.

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Swidler Berlin Shereff Friedman, LLP
June 28, 1999
Page 2

     Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

           1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

           2. The Trust is authorized to issue an unlimited number of Shares; the Shares have been duly and validly authorized by all requisite action of the Trustees, and no action of shareholders of the Trust was required in such connection.

           3. The Shares subject to the Registration Statement, when duly sold, issued and paid for as contemplated by the Prospectus and the SAI, will be validly and legally issued, and fully paid and nonassessable, by the Trust.

     With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

     This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

     You may rely upon the foregoing opinions in rendering your opinion letter on the same matters which is to be filed with the Amendment as an exhibit to the Registration Statement, and we hereby consent to the reference to us in the Prospectus, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act.


                                          Very truly yours,

                                          /s/ Sullivan & Worcester LLP

                                          SULLIVAN & WORCESTER LLP